Exhibit 99.1 - Press Release 3/20/06

Chembio Edges Closer to Entering the $50 Million Veterinary TB Market

MEDFORD, N.Y. - March 21, 2006 - Chembio Diagnostics, Inc. (OTCBB:CEMI), has made substantial progress towards the launch of its PrimaTB STAT-PAK(TM) rapid test and pending completion of the external reproducibility studies and USDA facility inspection and licensure, plans commercial release of the test in late 2006. The test is for simple and rapid detection of Tuberculosis (TB) in non-human primates (NHP). TB in both captive and wild animals is a significant problem in the US, Europe and Japan, and more effective diagnostic tools are needed. Economic costs range from loss of whole NHP colonies used in research to loss of TB-free status amongst cattle herds, potentially halting dairy and meat processing activities. Currently available veterinary TB diagnostic tests are inaccurate, cumbersome and time-consuming to perform and to obtain results.

In addition to its PrimaTB STAT-PAK, Chembio is completing a series of veterinary TB rapid tests for other animals such as cattle, deer, camels, elephants and other exotic species. The veterinary TB product was recently awarded US Animal Health Association recommendation for conditional approval for use in bovids, cervids, elephants, and other exotic animals. Pending completion of clinical trials and receipt of USDA licensure, these various VetTB STAT-PAK assays are currently planned for commercial release in early 2007. Chembio believes that the NHP and VetTB products combined address a market estimated to be $50 million.

These tests are all based on the detection of TB antibodies from whole blood (as well as serum or plasma) reacting to a cocktail of carefully selected recombinant TB antigens and offer a number of advantages over current standard skin testing. These include ease of use, portability, rapid results (in less than 20 minutes), minimal invasiveness, better sensitivity and specificity, and anticipated lower associated labor costs. These features in PrimaTB STAT-PAK will benefit pharmaceutical companies, clinical research organizations, and large primate suppliers and national primate research centers.

ABOUT CHEMBIO
Chembio Diagnostics, Inc. possesses expertise in the development and manufacturing of rapid diagnostic tests for various infectious diseases. Chembio is participating in the frontlines of the global battle against the devastating AIDS pandemic. This battle, to which the United States alone has pledged $15 billion in international aid, is the impetus behind Chembio’s rapid HIV tests. Because rapid tests can detect HIV antibodies within minutes, the massive prevention and treatment programs that are now scaling up can be much more effective. Chembio is one of four global rapid HIV test suppliers under the Clinton HIV/AIDS Initiative (www.clintonfoundation.org). The Company also manufactures additional rapid tests that it has developed for other deadly diseases, including human and veterinary Tuberculosis and Chagas Disease. References to Chembio Diagnostics, Inc. may actually refer to Chembio Diagnostic Systems, Inc.; the wholly owned subsidiary of Chembio Diagnostics, Inc. Chembio is located at 3661 Horseblock Road, Medford, NY 11763. For additional information please visit www.chembio.com.

FORWARD-LOOKING STATEMENTS
Statements contained herein that are not historical facts may be forward-looking statements within the meaning of the Securities Act of 1933, as amended. Forward-looking statements include statements regarding the intent, belief or current expectations of the Company and its management. Such statements are estimates only, as the Company has not completed the preparation of its financial statements for those periods, nor has its auditor completed the audit of those results. Actual revenue may differ materially from those anticipated in this press release. Such statements reflect management's current views, are based on certain assumptions and involve risks and uncertainties. Actual results, events, or performance may differ materially from the above forward-looking statements due to a number of important factors, and will be dependent upon a variety of factors, including, but not limited to Chembio's ability to obtain additional financing, to obtain regulatory approvals in a timely manner, and the demand for Chembio's products. Chembio undertakes no obligation to publicly update these forward-looking statements to reflect events or circumstances that occur after the date hereof or to reflect any change in Chembio's expectations with regard to these forward-looking statements or the occurrence of unanticipated events. Factors that may impact Chembio's success are more fully disclosed in Chembio's most recent public filings with the U.S. Securities and Exchange Commission.

Contact: Vince Daniels/James Carbonara
The Investor Relations Group 212-825-3210